SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                          _____________
                            FORM 8-K
                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):    March 20, 2000

                        ABI CAPITAL TRUST

     (Exact name of registrant as specified in its charter)


   DELAWARE              0-24471                   65-0624640

(State or other     (Commission File Number)      (IRS Employer
 jurisdiction                                  Identification No.)
of incorporation)

11301 Nall Avenue, Leawood, Kansas                     66211

(Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code:   (913) 451-8050

       4702 Cortez Road West, Bradenton, Florida  34210
 (Former name or former address, if changed since last report)
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ITEM 5.   OTHER EVENTS.

     On March 20, 2000, Gold Banc Corporation, Inc. ("Gold Banc") through a subsidiary, Gold Banc Acquisition Corporation XI, Inc. ("Acquisition Subsidiary"), acquired American Bancshares, Inc., a Florida corporation ("American"). At the effective time of the acquisition, Acquisition Subsidiary assumed all of the rights, duties, and obligations of American relating to ABI Capital Trust, a Delaware statutory business trust that had been established as a wholly-owned subsidiary of American, as described in the exhibits attached hereto. The 8.5% Preferred Securities issued by ABI Capital Trust, of which $16,752,000 currently are outstanding, will remain outstanding, subject to the security's existing terms and conditions, and will continue to be listed on Nasdaq National Market under the symbol "ABANP".

ITEM 7.   FINANCIAL STATEMENTS AND OTHER EXHIBITS.

     Exhibits No.        Description

     10.1           Assignment and Assumption of
                    Rights, Duties, and Obligations of Guarantor under the Amended and Restated Guarantee Agreement, dated March 20, 2000, among American Bancshares, Inc. and Gold Banc Acquisition Corporation XI, Inc.

     10.2           Assignment and Assumption of
                    Rights, Duties, and Obligations of Depositor under the Amended and Restated Trust
                    Agreement, dated March 20, 2000, among
                    American Bancshares, Inc. and Gold Banc
                    Acquisition Corporation XI, Inc.

     10.3           First Supplemental Indenture Dated
                    as of March 20, 2000 to Junior Subordinated
                    Indenture Dated as of July 7, 1998, by Gold
                    Banc Acquisition Corporation XI, Inc. as successor by merger to American Bancshares, Inc.

     10.4           Resignation of Administrator of ABI
                    Capital Trust, dated March 20, 2000, by Brian
                    M. Watterson

     10.5           Resignation of Administrator of ABI
                    Capital Trust, dated March 20, 2000, by Jerry
                    L. Neff

     10.6           Appointment of Administrators of
                    ABI Capital Trust, dated March 20, 2000, by
                    Keith E. Bouchey

     10.7           Appointment of Administrators of
                    ABI Capital Trust, dated March 20, 2000, by
                    Steven E. Rector
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                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 22, 2000.

                              ABI CAPITAL TRUST


                              By:  /s/ Keith E. Bouchey
                                   Keith E. Bouchey
                                   Administrator

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